UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 1, 2019

HarborOne Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-37778	81-1607465
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number

770 Oak Street, Brockton, Massachusetts 02301

(Address of principal executive offices)

(508) 895-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	HONE	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01                                 Other Events.

On August 1, 2019, HarborOne Bancorp, Inc. issued a press release announcing that HarborOne NorthEast Bancorp, Inc., the proposed successor holding company for HarborOne Bank, concluded its subscription and community stock offering on July 22, 2019, in connection with the proposed conversion of HarborOne Mutual Bancshares from the mutual holding company structure to the stock holding company form of organization. The offering was well received by the eligible depositors of HarborOne Bank and members of the community and, accordingly, HarborOne NorthEast Bancorp, Inc. does not anticipate extending the offerings or conducting a syndicated or firm commitment public offering.  Results of the subscription and community offerings will be announced when processing of the orders has been completed and the independent appraisal has been finalized.  Completion of the conversion and offering is subject to the receipt of all regulatory approvals, the approval of the shareholders of HarborOne Bancorp, Inc. and other customary closing conditions.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                                 Financial Statements and Exhibits.

(d)                                 Exhibits

Number	Description

99.1	Press Release, dated August 1, 2019.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

HARBORONE BANCORP, INC.

	By:	/s/ Linda H. Simmons
	Name:	Linda H. Simmons
	Title:	Senior Vice President and Chief Financial Officer

Date: August 1, 2019

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